UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2018

CHINA TELETECH HOLDING, INC.

(Exact name of registrant as specified in its charter)

Florida	333-130937	59-3565377
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Bao’an District, Guanlan Area, Xintian,
Jun’xin Industrial Zone Building No. 9, 10,
Shenzhen, Guangdong, China	32301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (850) 521-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)           Appointment of New Principal Financial Officer

On April 24, 2018, the Company announced the appointment of Wei Wei as the Company’s Chief Financial Officer, effective immediately. Mr. Wei does not have any family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Wei, age 36, most recently served as the financial manager at TBEA Co., Ltd. (600089.SH), a public company listed on Shanghai Stock Exchange, from March, 2016 to December, 2017. Prior to that, he worked as an auditor and accountant in Liaoning Zhongheng CPA Firm, a China-based member firm of HLB International, a global network of independent professional accounting firms and business advisers, from April, 2014 to December, 2015. Mr. Wei also served as an overseas financial manager in Wison Engineering Services Co Ltd (2236.HK), a public company listed on the Stock Exchange of Hong Kong from December, 2012 to December, 2013.

Mr. Wei is a member of the Association of Chartered Certified Accountants and he holds a Master’s Degree in Professional Accountancy from the University of London. Mr. Wei is familiar with U.S. GAAP, IFRS, and PRC GAAP.

Pursuant to the terms of the employment between Mr. Wei and the Company, Mr. Wei will receive an annual base salary of $96,000 and will be entitled to participate in other employee benefit plans, programs and arrangements that the Company may maintain from time to time for its senior officers.

(b)           Appointment of New Principal Executive Officer

On April 24, 2018, the Company announced the appointment of Dongsheng Lian as the Company’s Chief Executive Officer, effective immediately. Mr. Lian does not have any family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Lian, age 44, was the initial founding member and served as a promoter of Liaoning Shidaitang Jade Jewelry Co., Ltd. since 2016 before joining the Company. Prior to that, he served as a deputy general manager in Beijing Zhongcai Huijin Fund Management Co., Ltd. from 2013 to 2015, and was mainly responsible for the risk assessment and control. He also worked at the China head office of Saskar Group US, where he was responsible for the company’s business development in the Greater China Region and its listing works in the U.S. capital markets.

Mr Lian holds a Bachelor’s Degree in Tourism Management from Hubei University. Mr. Lian has held senior executive positions in various companies and he is experienced with large-scale merger and acquisition projects as well as the management of public companies.

Pursuant to the terms of the employment between Mr. Lian and the Company, Mr. Lian will receive an annual base salary of $120,000 and will be entitled to participate in other employee benefit plans, programs and arrangements that the Company may maintain from time to time for its senior officers.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Terms between the Company and Wei Wei dated April 24, 2018.
10.2	Employment Terms between the Company and Dongsheng Lian dated April 24, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2018

China Teletech Holding, Inc.

By:	/s/ Lei Chen
	Name:	Lei Chen
	Title:	Director

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